Exhibit 10.51

FINAL

PROCESSING AGREEMENT

BETWEEN

MUSCULOSKELETAL TRANSPLANT FOUNDATION, INC.

BIOCON, INC.

AND

OSTEOTECH, INC.

December 22, 2004

2.	TITLE, STORAGE, SHIPPING, DISTRIBUTION, INDEMNIFICATION, REGULATORY COMPLIANCE AND LABELING		14
	2.1	Title	14
	2.2	Storage	14
	2.3	Shipping	14
	2.4	Distribution	15
	2.5	Joint Regulatory Compliance, Recalls and Labeling	15
	2.6	Liability	16
	2.7	Records and Reports	18
	2.8	New Product Development	19
	2.9	Publication and Public Disclosure	20
	2.10	Certain Acquired Tissue	20
3.	FINANCIAL TERMS		22
	3.1	Fees For the Processing of Base Tissue Products	22
	3.2	Suggested End User Prices	22
	3.3	Invoicing, Payment and Collection For Base Tissue Products	22
	3.4	***	22
	3.5	End User Billing and Collection for Proprietary Products	22
	3.6	Maximum Inventory Level	(1 23
	3.7	Confidentiality of End User Information	24
4.	CONFIDENTIALITY		25
5.	TERM OF AGREEMENT		26
6.	TERMINATION		26
	6.1	Breach or Insolvency	26
	6.2	Certain Third Party Agreements	27
	6.3	Non-Compliance With FDA Regulations	27
	6.4	Termination of MTF-ARC Agreement	27
7.	INSURANCE		27
8.	FORCE MAJEURE		28
9.	BINDING AGREEMENT; ASSIGNMENT		28

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***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

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10.	NAME, EMBLEM, PACKAGING, TECHNOLOGY AND TRADEMARK	30
11.	NOTICES	30
12.	ENTIRE AGREEMENT	31
13.	MODIFICATION	31
14.	APPLICABLE LAW	31
15.	WAIVER	31
16.	INDEPENDENT CONTRACTOR	31
17.	SEVERABILITY	31
18.	SUCCESSORS	32

EXHIBIT 1	YIELD CALCULATION METHODOLOGY
EXHIBIT 2.8	SPECIALTY PRODUCTS
EXHIBIT 2.10	MTF STICKER FOR ARC LABELED TISSUE
EXHIBIT 3.1	PROCESSING FEES
EXHIBIT 3.2	SUGGESTED END USER PRICES
EXHIBIT 3.5	DISCOUNTING ARRANGMENTS

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PROCESSING AGREEMENT

THIS PROCESSING AGREEMENT dated as of December 22, 2004, by and among Musculoskeletal Transplant Foundation, Inc. (“MTF”), a nonprofit District of Columbia corporation, Biocon, Inc., a nonprofit District of Columbia corporation and the controlling parent corporation of MTF (“Biocon” for purposes of this Agreement the term “MTF” shall include Biocon and all existing and future affiliates of MTF and/or Biocon), and Osteotech, Inc. (“Osteotech” for purposes of this Agreement the term “Osteotech” shall include all existing and future affiliates of Osteotech which engage in Tissue Processing), a Delaware corporation. Capitalized terms used in this Agreement shall have the meanings assigned to them in Section 1 hereof unless otherwise defined elsewhere in this Agreement.

WHEREAS, Osteotech provides high-quality tissue processing, storage and distribution services and other related services to entities engaged in procuring and distributing bone and related connective soft Tissue for transplantation; and

WHEREAS, MTF procures, processes, and distributes Tissue from various sources, and wishes to contract with Osteotech to process such Tissue; and

WHEREAS, MTF wishes to ensure its ability to obtain Processing and Distribution services and, from time to time, other services from Osteotech and Osteotech desires to perform such services and to Process Tissue for MTF; and

WHEREAS, Osteotech is party to that certain Agreement dated December 10, 1996, as amended with American Red Cross Tissue Services (“ARC” and the “ARC Processing Agreement,” respectively) pursuant to which Osteotech provides processing and other services to ARC in consideration for, among other things, payment of processing fees and ARC’s commitment to deliver minimum numbers of donors for processing by Osteotech; and

WHEREAS, MTF has entered into an Asset Acquisition Agreement dated September 17, 2004 (the “MTF-ARC Agreement”) pursuant to which MTF has agreed to acquire from ARC certain assets related to ARC’s allograft tissue banking operations and the closing of the MTF-ARC Agreement is conditioned upon the satisfactory resolution of the status of the ARC Processing Agreement either by termination or otherwise; and

WHEREAS, subject to (a) the closing of the MTF-ARC Agreement and (b) the termination of the ARC Processing Agreement and resolution of all matters outstanding thereunder to the satisfaction of ARC, Osteotech, and MTF, MTF and Osteotech wish to enter into this Agreement; and

WHEREAS, MTF and Osteotech do not wish to modify or amend the Amended and Restated Processing Agreement entered into as of June 1, 2002 among MTF, Osteotech, and Biocon (the “MTF Processing Agreement”).

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

The following terms used in this Agreement shall have the following definitions:

“AATB” shall mean the American Association of Tissue Banks.

“Actual Yield” shall mean the actual average gross dollar yield per Donor from Proprietary Products (excluding Proprietary Products Processed from ARC Tissue) during a particular calendar quarter, based on the Suggested End User Prices for such Proprietary Products. The Actual Yield shall be measured in the manner set forth in Exhibit 1 attached hereto.

“Affiliate” shall have the meaning set forth in Section 9(a).

“ARC Tissue” shall mean Tissue that has been processed or partially processed under the ARC Processing Agreement that MTF acquires from ARC pursuant to the MTF-ARC Agreement excluding (a) unprocessed donors acquired by MTF from ARC and released by MTF for Processing by Osteotech after the Effective Date (which become Donors for purposes of this Agreement) and (b) Bulk ARC Tissue.

“Average Donor Profile” shall mean the following characteristics as applied to Donors delivered by MTF to Osteotech under this Agreement:

(a)

Age and Gender. The average age of such Donors shall be within two years of the average age of donors retained by MTF and shall have a substantially equivalent male to female ratio as donors retained by MTF.

(b)

Suitability for bio-implants. At least *** of such Donors shall be equivalent to donors retained by MTF for processing into bio-implants for each year of the Term. The intent is that such Donors shall be substantially the same as donors retained by MTF for processing into bio-implants which are promoted and/or distributed by Synthes Spine LP. Furthermore, the intent is to meet Osteotech’s specifications for Donors suitable for Processing into bio-implants as such specifications are provided from time to time by Osteotech to MTF.

(c)	Younger Donors. No more than *** of all Donors will be ages *** at the date of death.
(d)

Donor Composition. Tissue from the typical Donor delivered to Osteotech by MTF shall consist of *** and such number of *** with *** as shall equal the average number of *** and *** with *** and *** as are recovered from donors retained by MTF during the preceding 12-month

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***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

period, and, in addition, in each month *** from not less than *** of such Donors.

(e)

Donor Consent. All Donors shall be governed by consents, obtained prior to recovery in accordance with the Recovery Standards, that permit the Processing of Tissue from such Donors as contemplated under this Agreement.

“Base Tissue Products” shall mean those products, other than Proprietary Products, which are Processed under this Agreement by Osteotech from MTF Tissue.

“best efforts” shall mean, as to a party hereto, an undertaking by such party to perform or satisfy an obligation or duty or otherwise act in a manner reasonably calculated to obtain the intended result by action or expenditure not disproportionate or unduly burdensome in the circumstances and in any case without resorting to litigation or other legal proceedings.

“bio-implants” shall mean engineered tissue graft forms processed from cortical, cortical/cancellous, cancellous bone or variations thereof, including without limitation ramps, dowels, wedges, blocks, and/or other forms variations thereof.

“Bulk ARC Tissue” shall mean Tissue of ARC located at Osteotech that has been partially processed under the ARC Processing Agreement and set aside with the intent of Processing into Proprietary Products.

“Cancellous Chip Deposit” shall have the meaning set forth in Section 2.8(f).

“Cancellous Chip Forecast” shall have the meaning set forth in Section 2.8(d).

“Cancellous Chip Shortfall” shall have the meaning set forth in Section 2.8(c).

“Commencement of Production” shall have the meaning set forth in Section 2.8(b).

“Confidential Information” shall have the meaning set forth in Section 4(a).

“Distribution” shall mean (a) the physical distribution to end users of Proprietary Products by Osteotech and (b) sales and promotional activities by Osteotech and its agents and partners directly related to Proprietary Products and consistent with the requirements in Section 3.6(c).

“Donor” shall mean a (i) human male not less than *** years of age and not greater than *** years of age at date of death; or (ii) human female not less than *** years of age and not greater than *** years of age at date of death, in either case from whom Tissue is to be (or has been) delivered by MTF to Osteotech for Processing under this Agreement (including unprocessed Donors, wherever located, acquired from ARC by MTF and released after the

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***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

Effective Date by MTF to Osteotech for Processing and excluding (x) ARC Tissue released prior to the Effective Date by ARC to Osteotech for processing and (y) any donors delivered by MTF to Osteotech under the MTF Processing Agreement).

“Effective Date” shall mean the date of the closing under the MTF-ARC Agreement (the “Closing”). MTF shall consult with Osteotech with respect to the projected Effective Date and shall notify Osteotech of the Effective Date in writing upon the occurrence of the Closing.

“End User Fee Allocation” shall have the meaning set forth in Section 3.5(b).

“Excess Inventory Deposit” shall have the meaning set forth in Section 3.6(b).

“FDA” shall mean the U.S. Food and Drug Administration.

“Market Introduction Date” shall have the meaning set forth in Section 2.8(b).

“Minimum Donor Requirement” shall have the meaning set forth in Section 1.1(a).

“Minimum Yield” shall mean an average gross dollar yield per Donor of *** from Proprietary Products; provided, that the Minimum Yield for the first six months of the Term shall be ***. If the Term is renewed as provided in Section 5, the Minimum Yield in effect during the Renewal Term shall be increased by the same proportion as Osteotech’s Processing Fees for Base Tissue Products are increased for such Renewal Term as compared to the prior calendar year.

“MTF-ARC Agreement” shall have the meaning assigned to such term in the recitals hereof.

“MTF Processing Agreement” shall have the meaning assigned to such term in the recitals hereof.

“MTF Tissue” shall mean Tissue from Donors delivered to Osteotech for Processing under this Agreement.

“NOTA” shall mean National Organ Transplant Act, as amended.

“Processing” shall mean the Tissue processing services performed by Osteotech pursuant to this Agreement including all operations necessary to prepare MTF Tissue for transplantation.

“Processing Fees” shall have the meaning set forth in Exhibit 3.1 attached hereto.

“Processing Standards” shall mean all standards, guidelines, rules, regulations and laws applicable to the Processing, storage, packaging, labeling, shipping and Distribution of Tissue by Osteotech. The Processing Standards shall include applicable (i) laws, regulations, and guidelines of the FDA; (ii) standards and guidelines promulgated by the AATB; (iii) laws and

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***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

regulations of other U.S. federal, state and local government agencies with jurisdiction over the processing and distribution of human musculoskeletal tissue; (iv) laws and regulations of non-U.S. jurisdictions where Tissue Processed by Osteotech is procured or distributed by or on behalf of MTF or Osteotech; (v) MTF’s SOPs, as may be amended from time to time by MTF and as provided to Osteotech in advance of their effectiveness; and (vi) Osteotech’s SOPs, as may be amended from time to time.

“Products” shall mean Base Tissue Products and Proprietary Products, in each case Processed by Osteotech from MTF Tissue.

“Proprietary Products” shall mean Existing Proprietary Products and New Proprietary Products. “Existing Proprietary Products” shall mean those listed in Exhibit 3.2 as the same shall be amended from time-to-time pursuant to this Agreement. Existing Proprietary Products shall be deemed to be Proprietary Products for all purposes of this Agreement. “New Proprietary Products” shall mean Proprietary Products not listed in Exhibit 3.2 hereto and designated as New Proprietary Products pursuant to Section 2.8 hereof. In all cases, Osteotech agrees not to designate Achilles’ tendon, bone-tendon-bone, meniscus, fascia, tibialis tendon or semitendinosis tendon, or derivatives thereof, as a New Proprietary Product.

“Recovery Standards” shall mean all standards, guidelines, rules, regulations and laws applicable to the donation, recovery, and suitability of Tissue. The Recovery Standards shall include applicable standards and requirements relating to Donor referral, informed consent, tissue recovery, pre-processing storage, packaging and shipping of pre-processed Tissue and all records, activities and standards related to obtaining, testing, documenting and evaluating serological test results; obtaining, documenting and evaluating medical history and lifestyle data; and related organizational, management and quality assurance activities as may be contained in applicable (i) laws, regulations, and guidelines of the FDA; (ii) standards and guidelines promulgated by the AATB; (iii) laws and regulations of other U.S. federal, state and local government agencies with jurisdiction over the procurement and distribution of human musculoskeletal tissue; (iv) laws and regulations of non-U.S. jurisdictions where such Tissue Processed by Osteotech is procured pursuant to this Agreement or distributed by or on behalf of MTF or Osteotech; (v) MTF’s SOPs, as may be amended from time to time by MTF; and (vi) Osteotech’s standards for recovered Tissue, to the extent applicable to MTF Tissue, as specified in Osteotech’s SOPs, as may be amended from time to time by Osteotech and as provided to MTF in advance of their effectiveness.

“Required Cancellous Chip Yield” shall have the meaning set forth in Section 1.1(g).

“SOP” shall mean, with respect to MTF or Osteotech, a standard operating procedure.

“Specialty Products” shall have the meaning set forth in Section 2.8(j).

“Standards” shall mean Processing Standards and/or Recovery Standards, as the case may be.

“Suggested End User Price” shall mean, with respect to any Proprietary Product, the price to end user customers determined from time to time by Osteotech in its sole discretion. The current Suggested End User Prices are set out in Exhibit 3.2.

“Term” shall mean the “Initial Term” from the Effective Date through December 31, 2006, plus any one-year “Renewal Terms,” pursuant to Section 5.

“Tissue” shall mean human bone and related connective soft tissue for allograft transplantation.

“WIP” shall mean work-in-process Tissue and Tissue products being processed from ARC Tissue at Osteotech.

1.	DELIVERY AND PROCESSING OF TISSUE
	1.1	Bone and Related Tissues Supplied by MTF
(a)

Minimum Donor Requirement. Subject to adjustment based on Actual Yield pursuant to Section 1.1(f), MTF shall exercise its best efforts to deliver to Osteotech for Processing no less than *** Donors per month during the Term (the “Minimum Donor Requirement”). For purposes of this Agreement a Donor shall be deemed to be delivered to Osteotech by MTF when Osteotech determines in good faith that the Donor has been recovered in accordance with the Recovery Standards and is able to be released for Processing. Osteotech shall use its best efforts to make such determination promptly after receipt of the Donor from MTF. The Donors to be delivered by MTF to meet the Minimum Donor Requirement in this Agreement shall be in addition to any donors MTF shall be required to deliver to Osteotech pursuant to the MTF Processing Agreement. The Donors delivered by MTF to Osteotech under this Agreement shall be clearly identified as such by MTF and their status as Donors shall be maintained by both parties throughout Processing and Distribution (if applicable). Except as otherwise specified in this Agreement, Donors shall be governed only by the terms of this Agreement and not any other agreement, including without limitation the MTF Processing Agreement.

(b)

Average Donor Profile; Donor Characteristics. Donors delivered by MTF in satisfaction of the Minimum Donor Requirement shall conform to the Average Donor Profile calculated on an average basis over all Donors delivered in any calendar year. Osteotech shall have the right on reasonable prior notice to MTF and at Osteotech’s sole expense to have an independent third party reasonably acceptable to MTF audit MTF’s compliance with the foregoing provisions regarding MTF’s achievement of the Average Donor Profile. MTF shall cooperate with such audit and shall provide such third party with such information as it shall request in order to conduct such audit. Osteotech shall be entitled to exercise such audit right no more than once per year Osteotech shall have the right to reject all Tissue from any particular Donor delivered to it pursuant to this

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***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

Agreement if Osteotech reasonably believes that: (i) such Tissue fails to comply with the Recovery Standards; or (ii) such Tissue was not obtained or handled in accordance with the Processing Standards; or (iii) if the terms of the applicable consent with respect to the donor of such Tissue restrict the Processing and Distribution of Tissue as contemplated in this Agreement. In the event of any such rejection, Osteotech shall notify MTF as promptly as practicable thereof and provide a written explanation of the reasons. MTF shall use its best efforts to cure such rejection by either: (i) correcting the cause for such rejection so that such Tissue is no longer rejected by Osteotech; or (ii) delivering other Tissue which is not rejected. If such rejection is so cured within 30 days after receipt by MTF of such written explanation, such Tissue shall not be considered in computing any shortfall referred to below in Section 1.1(h); and, if such rejection is not so cured within such 30-day period, such Tissue shall be considered in computing such shortfall until such rejection shall have been cured as described in this Section 1.1(b) or such shortfall shall have been eliminated as described below.

(c)

Donor Planning. Notwithstanding anything to the contrary contained in this Agreement, commencing on the Effective Date and for the remainder of the Term, Osteotech shall be responsible for planning Donors for Processing that are delivered by MTF to Osteotech in order to satisfy the Minimum Donor Requirement, as needed to produce Proprietary Products. Such planning shall be based upon Osteotech’s forecasted market needs solely with respect to Donors delivered in accordance with the Minimum Donor Requirement, and such plans shall be provided to MTF in good faith and on a quarterly basis at least 30 days prior to the quarter in which such forecast shall apply. MTF acknowledges that such planning by Osteotech shall be conducted with a priority on meeting the forecasted market demand of Proprietary Products first, with Base Tissue Products a secondary consideration. After each Donor is planned by Osteotech to meet the forecasted demand for Proprietary Products, Osteotech shall use its best efforts to follow the Donor master plan provided by MTF with respect to such Donor in order to plan the remainder of such Donor for Base Tissue Products. Osteotech acknowledges that MTF has certain commitments to its member recovery organizations to give priority in certain circumstances to member demands for Base Tissue Products currently Processed by Osteotech and Osteotech agrees to use its best efforts to follow MTF’s direction, as reflected in Donor master plans, to respond to such member priority demands as long as Processing of Proprietary Products is not disrupted.

(d)

Soft Tissue Products. Osteotech shall use its best efforts to Process the soft Tissue Products associated with any and all Donors delivered to Osteotech in accordance with specifications for such soft Tissue Products that are in place as of the Effective Date based upon the Donor master production plan submitted by MTF to Osteotech. In the event any such specifications are changed in a manner which would cause Osteotech to incur additional processing expenses that are reasonably considered to be material, Osteotech will not be required to process soft Tissue Products in accordance with such changed specifications unless MTF shall reimburse Osteotech for such additional processing expenses, plus a reasonable profit. Osteotech shall use its best efforts to achieve the same per Donor yield with respect to soft Tissue Products that MTF achieves from donors processed by MTF. MTF shall provide training for Osteotech personnel with respect to Processing of soft Tissue Products and the parties shall cooperate in good faith to compare and, where appropriate, harmonize their respective specifications for soft Tissue Products. MTF shall report its per Donor soft Tissue Product yield to Osteotech at least annually and such yield reports shall be subject to review by a mutually agreeable third party.

(e)

Additional Donors. Osteotech is not required to accept Donors for Processing in excess of the Minimum Donor Requirement and the terms for delivery, planning, and Processing of any such excess Donors must be agreed to in advance by the parties.

(f)

Changes in Minimum Donor Requirement. If the Actual Yield for any calendar quarter during the Term of this Agreement is less than the Minimum Yield, the Minimum Donor Requirement for each month during the next calendar quarter shall be reduced in accordance with Exhibit 1 subject to being increased (up to the original Minimum Donor Requirement) in subsequent quarters in accordance with Exhibit 1 if Actual Yield is increased. No downward adjustment of the Minimum Donor Requirement shall be made if the Actual Yield is below the Minimum Yield during a quarter to the extent there shall have occurred a shortfall in the Minimum Donor Requirement or non-compliance with the Average Donor Profile.

(g)

Cancellous Chip Yield. Osteotech shall use its best efforts to return cancellous chips to MTF Processed by Osteotech from MTF Tissue at a rate such that in each rolling three month period during the Term MTF shall receive, on average, *** of cancellous chips per Donor (the “Required Cancellous Chip Yield”).

(h)

Minimum Donor Requirement Shortfall. If for any reason MTF fails to deliver the number of Donors required in order to satisfy the Minimum Donor Requirement in a month and fails to make up any such shortfall in the next succeeding month such that the number of Donors delivered to Osteotech in such next succeeding month shall equal such shortfall plus

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***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

the number of Donors required to be delivered in order to satisfy the Minimum Donor Requirement for such month, and such shortfall is not the result of the circumstances set forth in Section 1.1(f), MTF shall pay Osteotech for each Donor constituting such shortfall an amount equal to (a) *** of the Actual Yield during the calendar quarter preceding the month in which such shortfall shall have occurred plus (b) ***

(i)

Compliance With Processing and Recovery Standards. The Tissue from Donors delivered by MTF and Processed by Osteotech, and the ARC Tissue which MTF re-releases to Osteotech for Processing, shall conform to the Processing Standards and the Recovery Standards. MTF and Osteotech shall provide each other a copy of its SOPs and copies of any material amendments to its SOPs promptly after such amendments are adopted; provided, however, that doing so will not require such party to disclose any trade secrets, technical know how or unpublished scientific data or technical art. If interpretation of the Standards is required or if there is a disagreement about the interpretation of the Standards, MTF and Osteotech will attempt to negotiate a resolution in good faith. If such interpretations or disagreements are not resolved by the parties, the parties will mutually agree upon a third party who will assist the parties in arriving at a resolution. In the event the FDA, any other applicable regulatory agency or the AATB implements new or additional regulations applicable to Tissue, the parties shall implement such changes to their respective SOPs as are necessary to comply with such regulations in respect of all Tissue. In the event FDA has determined (after any good faith appeal of such determination by the applicable party) that either party has failed to implement such changes in respect of Tissue by the effective date of such changes, the other party shall have the remedy set forth in Section 6.3.

(j)

Serology Testing. MTF shall be responsible for the performance of all serology testing on Tissue from each Donor procured by MTF and delivered to Osteotech pursuant to this Agreement which shall be performed by a laboratory certified by the Centers for Medicare and Medicaid Services under the Clinical Laboratory Improvement Amendments of 1988. The results of such tests will be forwarded to Osteotech promptly in accordance with the Standards or, in lieu of such records, summary sheets acceptable to both parties. In addition, if MTF becomes aware of adverse test results from tests performed by another party (e.g. eye bank, etc.) on tissue or organs obtained from a Donor procured by MTF and delivered to Osteotech pursuant to this Agreement, MTF shall notify Osteotech of such test results promptly after MTF becomes aware of such test results.

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***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

(k)	Reciprocal Audit Rights.
(i)

Annual Audit. Upon reasonable notice and at its own expense, each of the parties shall have the right to conduct an annual audit of the other party’s facilities and records related to regulatory compliance and, in the event there are repeated significant defects in such other party’s compliance with its SOPs or any applicable Standards, each party may conduct such additional audits of such other party’s facilities and records related to regulatory compliance as are reasonably necessary to ensure that such defects have been rectified. Absent material circumstances unique to this Agreement, any audits conducted under this Agreement shall be consolidated with audits conducted under the MTF Processing Agreement and shall not be in addition to the audits conducted thereunder. Notwithstanding the foregoing, in any such audit the auditing party will be entitled to review the other party’s records only to the extent such records relate to MTF and ARC Tissue.

(ii)

Access to Osteotech Facilities. Osteotech will grant designated MTF personnel access to its facilities to observe all steps of Processing for the purpose of conducting a standard MTF inspection (pursuant to this Section 1.1(k)) of Osteotech’s compliance with the Processing Standards applied to MTF and ARC Tissue. As part of this inspection, all such Processing Standards will be made available to the inspectors; provided, that such access will not require Osteotech to reveal any proprietary know-how or trade secrets unless it is necessary to MTF’s understanding of whether Osteotech is in compliance with such Processing Standards and to the extent applicable to Osteotech, the Recovery Standards, and then, in such case, such proprietary know-how and trade secrets shall be revealed only to a mutually agreeable third party. Such third party will have access to such proprietary know-how and trade secrets only if it signs a confidentiality agreement satisfactory to Osteotech. If such personnel require access to Osteotech’s clean rooms, the personnel must have on file with Osteotech appropriate blood serum test results and such other appropriate test results as Osteotech may require prior to such personnel being granted access to Osteotech’s clean rooms. Osteotech may, in its reasonable discretion, refuse any individual access to Osteotech’s clean rooms for cause. Such denial of access will not be a violation of this Agreement.

(iii)

Access to MTF Facilities. MTF will grant designated Osteotech personnel access to its facilities to observe MTF’s Tissue recovery activities for the purpose of conducting a standard Osteotech inspection of MTF’s compliance with the Recovery Standards and, to the extent applicable to MTF, the Processing Standards pursuant to this Section 1.1(k). As part of this inspection, all Recovery Standards will be made available to the inspectors; provided, that such access will not require MTF to reveal any proprietary know-how or trade secrets unless it is necessary to Osteotech’s understanding of whether MTF is in compliance with the Recovery Standards and, to the extent applicable to MTF, the Processing Standards, and then, in such case, such proprietary know-how and trade secrets shall be revealed only to a mutually agreeable third party. Such third party will have access to such proprietary know-how and trade secrets only if it signs a confidentiality agreement satisfactory to MTF. If such personnel require access to MTF’s clean rooms, the personnel must have on file with MTF appropriate blood serum test results and such other appropriate test results as MTF may require prior to such personnel being granted access to MTF’s clean rooms. MTF may, in its reasonable discretion, refuse any individual access to MTF’s clean rooms for cause. Such denial of access will not be a violation of this Agreement.

1.2	Volume and Forecasts
(a)

Roles of MTF and Osteotech. MTF shall procure, store and, in the case of Base Tissue Products, distribute all Tissue covered by this Agreement in a manner that assures that such Tissue will conform to the Standards, and shall deliver such Tissue to Osteotech as necessary to meet the Minimum Donor Requirement. Osteotech shall Process, store and, in the case of Proprietary Products, Distribute all Tissue covered by this Agreement in a manner that assures that such Tissue will conform to the Standards, and shall deliver all Base Tissue Products to MTF as required in this Agreement.

(b) Production Meetings. Osteotech will arrange with MTF to hold regular production meetings to discuss the forecasts and other processing issues related to the Donors delivered under this Agreement.
1.3	Donor Records
(a)

Maintenance of Records. As they relate to MTF Tissue and ARC Tissue, MTF will obtain and maintain (or in the case of ARC Tissue, have access to) all: (i) necessary books, records, and other data required under the Recovery Standards of MTF (including without limitation donor medical history, donor life style information, serology and blood culture testing); (ii) inventory records of MTF Tissue and inventory records of Processed Base Tissue Products received by MTF from Osteotech pursuant to this Agreement; and (iii) all end user orders received from MTF’s customers who utilize the Base Tissue Products Processed by Osteotech pursuant to this Agreement. Osteotech will maintain all (x) necessary books, records, and other data required under the Processing Standards relating to MTF Tissue and ARC Tissue, (y) inventory records of Proprietary Products Processed by Osteotech pursuant to this Agreement relating to MTF Tissue and ARC Tissue and (z) end user orders received from Osteotech’s customers who utilize the Proprietary Products Processed and Distributed by Osteotech pursuant to this Agreement.

(b)

Records Requested by Regulatory Authorities. Each party shall also obtain and forward to the requesting governmental regulatory agency, in English, such records, within the requisite time period, as may be necessary to satisfy all Standards applicable to activities performed by such party under this Agreement.

(c)

Records Delivered to Osteotech. MTF shall obtain and forward to Osteotech, in English, such records, within the requisite time period, as may be reasonably necessary to satisfy all of the Processing Standards relating to MTF Tissue and ARC Tissue, including, but not limited to, Donor medical history, Donor life style information, and all Donor testing information or, in lieu of such records, summary sheets acceptable to both parties.

(d)

Records Necessary to Comply with Inspection of MTF. In the event any regulatory agency audits or otherwise inspects MTF’s facilities or records and requires information maintained by Osteotech relating to the Processing of MTF Tissue or ARC Tissue by Osteotech, Osteotech will provide MTF with such information in Osteotech’s possession as is necessary to satisfy any such request by any such regulatory agency.

(e)

Records Necessary to Comply with Inspection of Osteotech. In the event any regulatory agency audits or otherwise inspects Osteotech’s facilities or records and requires information maintained by MTF relating to the recovery, screening and testing of MTF Tissue or ARC Tissue, MTF will provide Osteotech with such information in MTF’s possession (or in the case of ARC Tissue to which it has access) as is necessary to satisfy any such request by any such regulatory agency.

1.4	Processing
	1.4.1	Compliance With Processing Standards

Processing and packaging of Tissue received by Osteotech pursuant to Section 1.1 into currently available finished units of MTF Tissue shall be conducted by Osteotech pursuant to the Processing Standards in accordance with this Section 1.4.

1.4.2	Processing Considerations
(a) Changes to Processing Standards. Osteotech may present valid evidence to MTF if Osteotech determines that FDA, AATB or another applicable government agency mandated changes in processing techniques or the quality and condition of MTF Tissue prevents the achievement of the Minimum Yield. The parties agree to discuss the implications of such parameters and to determine a reasonable adjusted Minimum Yield based on such new requirements. If there is a disagreement about an adjustment to the Minimum Yield, MTF and Osteotech will attempt to negotiate a resolution in good faith. If such disagreement is not resolved by the parties, the parties will mutually agree upon a third party who will assist the parties in arriving at a resolution.

(b)

Consistent Donor and Processing Flow. The parties shall undertake best efforts to manage a consistent flow of Donors from delivery through Processing with the goal of minimizing end-of-month bunching of donors. Subject to the foregoing sentence, donors received at Osteotech for Processing will be Processed within a reasonable period of time (which shall be reviewed at the regular production meetings provided for in Section 1.2(b)) after (i) all related required Donor documentation is received at Osteotech, (ii) such documentation has been reviewed by Osteotech’s Quality Assurance Department and/or Regulatory Affairs Department and (iii) such documentation has been found by such department or departments, as the case may be, to be complete in every respect and to otherwise meet the requirements of the Processing Standards. Once Processing of the Donor is complete, all Base Tissue Products will be shipped to MTF upon final inspection and release thereof by Osteotech’s Quality Assurance Department within a reasonable time after such final inspection and release is complete.

(c)

Delay of Release. If the release of Base Tissue Products back to MTF is delayed due to: (i) Tissue histology of unknown etiology or (ii) microbial contamination of final product, Osteotech will immediately notify MTF of the reason for the hold and the approximate time period expected for the hold (in weeks).

(d)

Quality Assurance; Rework of Tissue. Osteotech will maintain a quality assurance program whose goal is to achieve zero defect processing. To the extent there are rejects of MTF Tissue, it is Osteotech’s goal that such rejects of MTF Tissue be no more than an average of *** of MTF Tissue Processed per Donor. All rejected MTF Tissue that can be reworked, will be reworked in accordance with the Processing Standards and returned to MTF (in

_________________________

***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

the case of Base Tissue Products) within four months from time of rejection. Monthly reports indicating the reason(s) for reworks and the status of reworks will be submitted by Osteotech to MTF.

2.	Title, Storage, Shipping, distribution, indemnification, Regulatory Compliance and Labeling
	2.1	Title

Tissue delivered to Osteotech for Processing, the finished units derived from such Tissue and any other materials or by-products derived from such Tissue shall, to the extent permissible under NOTA and other applicable laws, remain the property of MTF at all times until transfer to the end user customer, except that MTF may grant Osteotech written permission to use excess Tissue for research purposes. Osteotech shall not sell, trade or otherwise dispose of MTF Tissue derived from such Tissue or any other materials or by-products derived from such Tissue except in accordance with the terms of this Agreement.

2.2	Storage
(a)

Storage of Proprietary Products. Osteotech shall store all Proprietary Products released by Osteotech awaiting shipment. Such storage shall be in compliance with all applicable portions of the Processing Standards.

(b)

Destruction of Stored Tissue. In the event that MTF Tissue which is being Processed by Osteotech or held by Osteotech in “quarantine storage,” “pre-processing storage,” or “post-processing storage” (as such terms are defined or described in the applicable portions of the Processing Standards) is destroyed or rendered unusable while in the possession of Osteotech due to the negligence of Osteotech, Osteotech shall pay, as the case may be, to MTF the following amounts: (i) in the case of Base Tissue Products which have already been Processed at the time of such destruction or damage, *** (ii) in the case of MTF Tissue which has not yet been Processed at the time of such destruction or damage and would be Processed by Osteotech into Base Tissue Products, *** (iii) in the case of Proprietary Products which have already been Processed at the time of such destruction or damage, *** and/or (iv) in the case of MTF Tissue which has not yet been Processed at the time of such destruction or damage and would be Processed by Osteotech into Proprietary Products, ***

2.3	Shipping

Shipping of Base Tissue Products shall be governed by Section 3.2 of the MTF Processing Agreement. MTF shall have no responsibility for shipment of Proprietary Products

_________________________

***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

Processed under this Agreement. Notwithstanding any provisions therein to the contrary, Section 3.2 of the MTF Processing Agreement shall not apply in any respect to Proprietary Products and Osteotech shall ship all Proprietary Products as part of its Distribution activities under this Agreement.

2.4	Distribution

Osteotech shall be responsible for Distribution of Proprietary Products in accordance with the applicable provisions of this Agreement.

2.5	Joint Regulatory Compliance, Recalls and Labeling
(a)

Joint Regulatory Compliance. Each party shall comply with regulatory requirements applicable to its activities under this Agreement. Without limiting the foregoing, Osteotech shall be responsible for obtaining and maintaining regulatory approvals for Proprietary Products Processed and Distributed hereunder. In instances where the party’s compliance responsibilities overlap, or where otherwise necessary and appropriate, each party shall use its best efforts to cooperate with and assist the other party in such other party’s regulatory compliance activities. If a difference arises as to (i) which party is responsible for meeting a particular regulatory compliance responsibility or (ii) joint compliance responsibilities, MTF and Osteotech will attempt to negotiate a resolution in good faith. If the difference is not resolved by the parties, MTF and Osteotech will agree upon a third party who will assist the parties in arriving at a resolution.

(b)

Recall of Base Tissue Products. In the event of any recall (either voluntary or mandated by FDA) of Base Tissue Products Processed under this Agreement, MTF shall be responsible for carrying out such recall, provided that Osteotech shall reimburse MTF for the costs of such recall if such recall is made necessary by Osteotech’s failure to comply with the Processing Standards with respect to such Tissue or Osteotech’s negligence in Processing such Tissue.

(c)

Recall of Proprietary Products. In the event of any recall (either voluntary or mandated by FDA) of Proprietary Products Processed under this Agreement, Osteotech shall be responsible for carrying out such recall, provided that MTF shall reimburse Osteotech for the costs of such recall if such recall is made necessary by MTF’s failure to comply with the Recovery Standards with respect to such Tissue or MTF’s negligence in recovering such Tissue.

(d)

Labeling. Containers of finished units of Base Tissue Products must bear a standard MTF label, approved by Osteotech and MTF, that contains the product name and identity code, donor number and expiration date. Containers of finished units of Proprietary Products must bear a standard

Osteotech label, approved by Osteotech and MTF, that contains the product name and identity code, donor number and expiration date.

(e)

Labeling Costs. Osteotech shall bear the costs of producing labels, packaging and inserts in conformance with this Section 2.5. If the labels and/or package inserts are changed by request of MTF, MTF will bear the costs of these changes, including label inventory replacements. Osteotech shall maintain no more than six months of label and package insert inventory by tissue type.

(f) Labeling Standards. All labeling will be in accordance with Section 2.5(d) and the Standards.
(g)

Tissue Specifications. Specifications for all Base Tissue Products to be Processed from Donors will be developed by MTF and approved according to MTF SOPs and, as applicable, Osteotech SOPs. Specifications for all Proprietary Products to be Processed from Donors will be developed by Osteotech and approved according to Osteotech SOPs and, as applicable, MTF SOPs. Requests to Osteotech about its ability to comply with special specifications with respect to Base Tissue Products will be made in writing by MTF and will receive a written response from Osteotech within a reasonable period of time. Requests by MTF for labeling changes, including package inserts, will be responded to by Osteotech in writing within 10 business days indicating its ability to accomplish the changes.

2.6	Liability
(a)

Indemnification by Osteotech. Osteotech agrees to defend, hold harmless, and indemnify MTF and its member organizations against any damages, litigation costs, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by MTF or any of its member organizations arising from (i) a breach or default by Osteotech of any of its representations, warranties or covenants contained in this Agreement; (ii) a defect in any finished unit of MTF Tissue Processed by Osteotech under this Agreement to the extent such defect results from an error or omission by Osteotech (including any employee or agent of Osteotech or other person to whom Osteotech has delegated any Processing or Distribution activities or any Processing or Distribution-related activities hereunder) including without limitation any testing performed by or at the direction of Osteotech, or from a failure of workmanship by Osteotech; (iii) any medical claim made by any employee or authorized agent of Osteotech regarding any MTF Tissue Processed or Distributed by Osteotech pursuant to this Agreement (A) which is required by applicable laws or regulations to be approved by a relevant regulatory agency and has not been so approved and/or (B) which is not supported by credible objective scientific evidence; or (iv) a false and misleading representation made by any employee or authorized agent of Osteotech regarding any MTF Tissue Processed or Distributed by Osteotech pursuant to this Agreement. For purposes of this Section 2.6(a), MTF Tissue Processed or Distributed by Osteotech under this Agreement shall include any ARC Tissue that is re-released by MTF for distribution.

(b)

Indemnification by MTF. MTF agrees to defend, hold harmless, and indemnify Osteotech against any damages, litigation costs, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Osteotech arising from (i) a breach or default by MTF of any of its representations, warranties or covenants contained in this Agreement; (ii) a defect in any finished unit of MTF Tissue Processed by Osteotech under this Agreement to the extent such defect results from an error or omission by MTF (including any employee or agent of MTF or other person to whom MTF has delegated any MTF Tissue recovery or distribution activities or any MTF Tissue recovery or distribution-related activities hereunder), in connection with its MTF Tissue recovery or distribution activities, including without limitation any testing performed by or at the direction of MTF; (iii) any medical claim made by any employee or authorized agent of MTF regarding any MTF Tissue Processed or Distributed by Osteotech pursuant to this Agreement (A) which is required by applicable laws or regulations to be approved by a relevant regulatory agency and has not been so approved and/or (B) which is not supported by credible objective scientific evidence; or (iv) a false and misleading representation made by any employee or authorized agent of MTF regarding any MTF Tissue Processed or Distributed by Osteotech pursuant to this Agreement. For purposes of this Section 2.6(b), MTF Tissue Processed or Distributed by Osteotech under this Agreement shall include any ARC Tissue that is re-released by MTF for distribution.

(c)

Indemnification Procedures. For purposes of subsection (a) above, Osteotech shall be the “indemnifying party” and MTF shall be the “indemnified party” and for the purposes of subsection (b) above, MTF shall be the “indemnifying party” and Osteotech shall be the “indemnified party.” The obligations and liabilities of the indemnifying party hereunder with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

(i)	The indemnified party shall give written notice to the indemnifying party of any assertion of liability by a third party which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity contained in Section 2.6(a) hereof, or Section 2.6(b) hereof, as the case may be, stating the nature and basis of said assertion and the amount thereof, to the extent known, within five business days after an officer of the indemnified party learns of the claim or receives notice thereof. Failure to give such notice within five business days may, at the indemnifying party’s option, result in a reduction in any subsequent indemnification payment by an amount equivalent to the expenses and/or losses demonstrated to have been caused by such delay in notification.

(ii)

In the event any action, suit or proceeding is brought against the indemnified party, with respect to which the indemnifying party may have liability under the indemnity agreement contained in subsection (a) or subsection (b) hereof, the action, suit or proceeding shall, upon the written agreement of the indemnifying party that it is obligated to indemnify under the indemnity agreement contained in subsection (a) or (b) hereof, as the case may be, be defended (including all proceedings on appeal or for review which counsel for the defendant shall deem appropriate) by the indemnifying party. The indemnified party shall have the right to be represented by advisory counsel and accountants, at its own expense, and shall be kept fully informed of such action, suit or proceeding at all stages thereof, whether or not it is so represented. The indemnifying party shall make available to the indemnified party and its attorneys and accountants all books and records of the indemnifying party relating to such proceedings or litigation. The parties will render to each other such assistance as they may reasonably require in order to ensure the proper and adequate defense of any such action, suit or proceeding.

		(iii)	The indemnifying party shall not make any settlement of any claims without the written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed.
		(iv)	The indemnified party shall not make any settlement of any claims without the written consent of the indemnifying party.
	(d)	Survival. The provisions of this Section 2.6 shall survive termination of this Agreement.
2.7	Records and Reports
(a)

Records. Osteotech shall maintain, on a daily basis, accurate records concerning Tissue received, Tissue processed and in storage at Osteotech and finished units of Tissue stored and shipped. Such records shall be available to MTF during normal business hours upon reasonable advance notice at MTF’s expense. Osteotech shall not be required to produce any data other than data which it is required to obtain and maintain by the Processing Standards, provided that MTF shall not have access to the records and reports referred to in this Section 2.7 to the extent they contain Proprietary Sales Information except as provided in Section 3.5.

(b)

Reports. In addition to the information provided in Section 2.7(a), Osteotech shall provide timely reports on each Donor showing Tissue processed and shipped. Reports at the time of shipping should include total disposition of all Tissue, including cortical storage, pending reworks and discards. Any Proprietary Products Sales Information contained in such reports shall be subject to Section 3.5.

(c)

Confidentiality of Information. Osteotech shall ensure that all information pertaining to MTF will be disclosed only to those Osteotech personnel with a need-to-know who have signed Osteotech’s standard confidentiality agreement.

(d)

Notice of Release of Donor Information. Osteotech shall notify MTF prior to the release of any MTF donor identifying information, such as donor identifying number, whether pursuant to request of a regulatory or governmental agency or court or administrative order or subpoena. The provisions of this subsection shall survive termination of this Agreement.

	(e)	Monthly Reports by Osteotech. Osteotech shall provide MTF monthly written reports to include:
(i) Complete Donor status report for all donors at Osteotech, including those in processing;
(ii) Yield per Donor and trend analysis;
(iii) Complaints (including packaging complaints), and trend analysis;
(iv) Microbiologic contamination rates and trend analysis; and
(v) Reject reports including amounts, explanations and trend analysis.
	(f)	Monthly Reports by MTF. MTF shall provide Osteotech monthly written reports to include a summary report of eligible donors retained for processing by MTF for the prior month by age and gender.
2.8	New Product Development
	(a)	***
	(b)	***
	(c)	***
	(d)	***

_________________________

***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

	(e)	***
	(f)	***
	(g)	***
	(h)	***
	(i)	***
	(j)	***
	(k)	***
2.9	Publication and Public Disclosure

Publication and public disclosure of scientific information shall be governed by Section 3.8 of the MTF processing Agreement.

2.10	Certain Acquired Tissue

MTF will acquire from ARC under the MTF-ARC Agreement (i) Tissue that has been processed or is partially processed by Osteotech as of the Effective Date from donors that have been delivered by ARC to Osteotech for processing under the ARC Processing Agreement including all Grafton® DBM products (both finished units and WIP) and Graftech® Bio-implants WIP as of the Effective Date ( in the case of such Grafton® DBM products and Graftech® Bio-implants WIP, “ARC Proprietary Products”), but excluding (x) Bulk ARC Tissue, (y) finished units of Graftech® Bio-implants, and (z) ARC products previously acquired by Osteotech and (ii) all donors that have been procured by ARC with respect to which processing has not commenced. Osteotech shall acquire such ARC Proprietary Products pursuant to this Section 2.10.

(a)

Osteotech Acquisition of ARC Proprietary Products. Osteotech shall acquire from MTF as of the Effective Date all finished units of ARC Proprietary Products that are included in ARC Tissue, whether located at Osteotech or elsewhere, except for ARC Proprietary Products that are within 6 months of expiration as of the Effective Date (“Expiring ARC Proprietary Products”) and are not in ARC’s consignment inventory. In addition, Osteotech shall acquire from MTF all units of ARC Proprietary Products that are finished and released by Osteotech and MTF after the Effective Date.

(b)	Information Regarding ARC Proprietary Products. Each party shall provide to the other a report listing in reasonable detail the ARC

_________________________

***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

Proprietary Products in its possession including, in the case of MTF, a listing of ARC Proprietary Products located at ARC facilities or in ARC consignment inventories and including, in the case of Osteotech, ARC Proprietary Products in Osteotech inventories.

(c)

Payment Terms. Osteotech shall pay MTF an amount equal to *** of the *** for all ARC Proprietary Products acquired by Osteotech from MTF, except for such ARC Proprietary Products that are in ARC’s consignment inventory as of the Effective Date (including ARC Proprietary Products in such consignment inventory that are within six months of expiration), which Osteotech shall pay for at *** of the ***. Such payment shall be made in six equal monthly installments commencing on the one month anniversary of the Effective Date.

(d)

Base Tissue Products. MTF shall pay Osteotech processing fees pursuant to the ARC Processing Agreement for all Base Tissue Products processed from ARC Tissue and released and invoiced by Osteotech after the Effective Date.

(e)

Expiring ARC Proprietary Products. MTF shall pay Osteotech an amount equal to *** of the *** for all Expiring ARC Proprietary Products acquired by MTF from ARC excluding any ARC Proprietary Products in ARC consignment inventory on the Effective Date. Such payment shall be made in six equal monthly installments commencing on the one month anniversary of the Effective Date.

(f)

Labeling of ARC Proprietary Products. Osteotech shall affix a sticker to all ARC Proprietary Products acquired from MTF hereunder in a form substantially similar to the MTF sticker set forth in Exhibit 2.10 attached hereto. The parties shall cooperate regarding their respective stickers and the Osteotech sticker shall be subject to MTF’s prior approval which will not be unreasonably withheld.

(g)	ARC Trademark License. The parties agree to comply with their respective ARC trademark licenses.
(h)

Rejected Tissue. If MTF rejects any Tissue products processed by Osteotech from ARC Tissue for which Osteotech has not billed or is not able to bill ARC prior to the Effective Date and such rejection is not based on Osteotech’s failure to process such Tissue in accordance with applicable processing standards, MTF shall pay an amount to Osteotech for such rejected Tissue as mutually determined in good faith by MTF and Osteotech.

_________________________

***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

3.	FINANCIAL TERMS
	3.1	Fees For the Processing of Base Tissue Products

MTF will pay Osteotech Processing Fees as set forth in Exhibit 3.1. Subject to the terms set forth in Exhibit 3.1, such fees may be adjusted from time to time, but no more frequently than annually. MTF shall be responsible for all costs and expenses of procuring, screening, testing, storing and delivering MTF Tissue to Osteotech for Processing.

3.2	Suggested End User Prices

Osteotech shall provide MTF with Suggested End User Prices for Osteotech’s Proprietary Products. The initial Suggested End User Prices are set forth in Exhibit 3.2. Subject to the terms set forth in Exhibit 3.2, such fees may be adjusted from time to time.

3.3	Invoicing, Payment and Collection For Base Tissue Products
(a)

Processing Fee Invoices. Osteotech shall submit invoices in U.S. dollars to MTF for Processing of Base Tissue Products rendered in accordance with the then existing fee schedule. The invoice date shall be the date that Osteotech’s Quality Assurance Department releases the finished units of Base Tissue Products for shipment to MTF.

	(b)	Payment Terms. MTF will pay all Osteotech Processing Fee invoices for Processing of Base Tissue Products within *** of the invoice date. All such payments shall be in U.S. dollars.
	(c)	Late Fees. Any balance of any invoice which is not paid within the time specified above, at the option of Osteotech, ***.
3.4	***

***

3.5	End User Billing and Collection for Proprietary Products
(a)

Billing. Osteotech shall submit invoices, on behalf of MTF, to end user customers of Proprietary Products. Such invoices shall be on Osteotech letterhead and be submitted to end user customers at the time of shipment or, for customers who are holding Proprietary Products on a consignment basis, at the time the customer uses the Proprietary Products. Osteotech shall not engage a third party billing service without MTF’s prior written approval.

_________________________

***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

(b)

End User Fee Allocation. Osteotech shall pay MTF an End User Fee Allocation for each unit of Proprietary Products sold by Osteotech which is Processed from Donors pursuant to this Agreement. Such End User Fee Allocation shall be equal to the then Suggested End User Price for each respective unit set forth in Exhibit 3.2 ***

(c)

Reporting. On a monthly basis, Osteotech shall submit a report to MTF within three business days of the prior month end summarizing all Proprietary Products Processed from Donors pursuant to this Agreement sold to end user customers during such prior month and detailing the amounts due to MTF for the End User Fee Allocation.

(d)

Remittances by Osteotech. Osteotech shall remit to MTF, no later than *** after the end of each month, the End User Fee Allocation for all Proprietary Products sold to end user customers during such month.

(e)

Expired, Damaged or Destroyed Proprietary Products. Osteotech shall pay MTF an amount equal to *** of the Suggested End User Price for all Proprietary Products Processed under this Agreement that expire or are damaged or destroyed (including finished units of Proprietary Products in consignment, evaluation, or field inventory). Such payment shall be made no later than *** after the end of the month during which such Proprietary Products expire or are damaged or destroyed.

	(f)	***
3.6	Maximum Inventory Level
(a)

Maximum Inventory Level. During the Term of this Agreement, Osteotech shall maintain no more than an aggregate of *** of inventory of Proprietary Products Processed from Donors under this Agreement (the “Maximum Inventory Level”), provided that any New Proprietary Product permitted in accordance with Section 2.8 would not be included in the calculation of the Maximum Inventory Level until *** following the Market Introduction Date of such Proprietary Product. The Maximum Inventory Level will be measured at the end of each calendar quarter during the Term and shall include all Proprietary Products shipped to agents and end users on consignment, evaluation, and other deferred billing or similar arrangements.

	(b)	***

_________________________

***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

(c)

Permitted Sales Practices. Osteotech agrees that all Distribution activities with respect to Proprietary Products shall be conducted (i) in a manner that is consistent with (A) MTF’s mission of providing high quality human allograft tissue for transplantation and research, (B) generally accepted sales and marketing practices in the allograft transplant tissue industry, and (C) applicable laws, regulations, SOPs, Standards, and donor consents and (ii) in a manner that respects the value and status of the donated Tissue.

(d)

Audit of Osteotech Inventory. Osteotech shall provide its timely and reasonable cooperation and assistance for MTF’s independent auditors to complete their confirmation procedures associated with the audit of MTF’s annual financial statements as it relates to Osteotech’s inventory of Proprietary Products Processed pursuant to this Agreement.

3.7	Confidentiality of End User Information
(a)

Sensitivity of Competitive Information. MTF acknowledges that end user customer Proprietary Product sales information (“Proprietary Products Sales Information”) constitutes sensitive and valuable competitive information of Osteotech. For purposes of this Agreement, the identity and address of Proprietary Product end user customers and any other information that identifies such customers constitutes Proprietary Product Sales Information.

(b)

Confidentiality of Proprietary Products Sales Information. Proprietary Products Sales Information shall be considered Confidential Information and MTF acknowledges that Osteotech will safeguard the confidentiality of the Proprietary Products Sales Information. MTF access to such information shall be limited to the Chief Financial Officer of MTF who may have access to such information (but may not copy or take notes with respect thereto) at Osteotech’s premises promptly upon request, which requests will be limited to no more than one per month. The Chief Financial Officer of MTF shall not disclose the Proprietary Product Sales Information to any other person except to MTF as provided in the following sentence. MTF shall have access to Proprietary Products Sales Information as necessary (i) to comply with applicable law or court order, (ii) to respond to a governmental request, or (iii) to respond to a specific recovery partner or Donor family request in a manner consistent with MTF’s past practices. In the case of the events in clauses (i) and (ii) above, MTF shall use its best efforts to provide Osteotech with reasonable advance notice of such requirements or requests in order to provide Osteotech an opportunity to participate in the response thereto or seek a protective or other order preventing such disclosure. In the case of a request described in clause (iii) above, access will be limited to personnel in MTF’s Donor Services Department who have a reasonable need to have access to such information.

4.	CONFIDENTIALITY
(a)

Confidential Information. For purposes of this Agreement, “Confidential Information” means all general and specific knowledge, experience and information that is confidential and of value to MTF or to Osteotech, including without limitation, formulations, designs, products, processes, supplies, methods of manufacture or processing, SOPs, cost data, master files, the nature of research and/or development projects, as well as data relating to them, marketing or business plans, donor data and financial data. It shall also mean any information disclosed to either party by any third party which either MTF or Osteotech is obligated to treat as confidential or proprietary.

(b)

Non-Disclosure. Both parties agree that neither party will, at any time, without the express agreement of the other party, or except as expressly permitted by this Agreement, disclose to any other person or use any Confidential Information of the other party, except for the purposes of performing this Agreement or any successor Agreement or as may be required by law, governmental regulation or court order. Information shall not be considered to be Confidential Information of a party if it can be established that (i) such information was in the possession of the other party prior to disclosure to such other party by the party claiming that it is Confidential Information and such information is not otherwise subject to a confidentiality agreement, (ii) such information is then part of the public domain and became so without the breach of this or any other confidentiality agreement by such other party or any of its affiliates, or (iii) such information is developed independently by such other party or becomes known to or acquired by such other party by means other than as a result of a breach of a confidentiality agreement or any fiduciary obligation.

(c)

Confidentiality Agreements. MTF and Osteotech each agree to require employees, consultants or others granted access to such Confidential Information to execute appropriate Confidentiality Agreements, provided that each organization’s agreements are approved by such organization’s counsel.

(d)

Injunctive Relief. MTF and Osteotech recognize that violation in any material respect of any provision of subsection (b) may cause irreparable injuries to Osteotech or MTF and agree that MTF or Osteotech shall be entitled to preliminary and final injunctive relief against such violation. Such injunctive relief shall be in addition to, and in no way in limitation of, any and all remedies or rights which MTF or Osteotech shall have at law or in equity for the enforcement of the provisions of this Section. In addition, MTF and Osteotech agree that the party responsible for the breach of confidentiality shall be responsible for all legal fees and other costs and expenses incurred in the successful enforcement of the non-breaching party’s rights and remedies under this Section.

	(e)	Survival. The provision of this Section 4 shall survive the termination of this Agreement.
5.	TERM OF AGREEMENT

The “Initial Term” of this Agreement shall commence on the Effective Date and shall terminate December 31, 2006. The Term shall be automatically extended for up to two successive one-year “Renewal Terms,” provided that Osteotech has Processed at least an average of ***per month at or above the Minimum Yield during the first six months of the calendar year during which the Initial Term or Renewal Term, as the case may be, is scheduled to expire and provided further that in no event will this Agreement continue in effect beyond December 31, 2008 unless agreed to in writing by MTF and Osteotech. If Osteotech has not Processed at least an average of 25 Donors per month at or above the Minimum Yield during such six-month period, this Agreement will terminate at the end of the Initial Term or Renewal Term, as the case may be. The adjusted Minimum Donor Requirement during any Renewal Term shall be the adjusted Minimum Donor Requirement in effect at the end of the Initial Term or prior Renewal Term, as the case may be, subject to further adjustment pursuant to Section 1.1(f). The parties shall use best efforts to develop and agree upon, no later than June 30, 2005, provisions governing the wind-down of Processing operations during the last six months of the Term.

6.	TERMINATION
	6.1	Breach or Insolvency

Either party may terminate this Agreement at any time upon:

(a)

The material breach by the other party of any of its obligations under this Agreement if such breach shall not be cured within ninety (90) days after written notice thereof is given by the non-breaching party to the breaching party; or

(b)

An adjudication of the other party as bankrupt or insolvent; or the admission in writing by such other party of its inability to pay its debts as they mature; or an assignment by such other party for the benefit of its creditors; or such other party applying for or consenting to the appointment of a receiver, trustee or similar officer for its assets; or the appointment of a receiver, trustee or similar officer for such other party’s assets without the application or consent of such other party, if such appointment shall continue undischarged for a period of ninety (90) days; or such other party instituting (by petition, application, answer, consent or

_________________________

***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

otherwise) any bankruptcy, insolvency arrangement or similar proceeding relating to it under the laws of any jurisdiction; or the institution of any bankruptcy, insolvency arrangement or similar proceeding relating to such other party, if such proceeding shall remain undismissed for a period of 90 days; or the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against a substantial part of the property or assets of such other party, if such judgment, writ, warrant of attachment or execution or similar process shall not be released, vacated or fully bonded within 90 days after its issue or levy.

6.2	Certain Third Party Agreements

In the event MTF enters into an agreement or arrangement with a third party whereby finished units of MTF Tissue processed by Osteotech for MTF are used as part of such third party’s technology or product, MTF shall promptly inform Osteotech of its intent to enter into such agreement or arrangement and Osteotech shall have the right to terminate this Agreement at any time upon 90 days’ prior written notice to MTF without any further obligation to MTF, other than (A) Osteotech’s obligations hereunder with respect to MTF Tissue which Osteotech has begun to Process and MTF Tissue which Osteotech has finished Processing but not yet delivered to MTF or end user customers, as the case may be, which obligations shall continue until all such MTF Tissue is delivered to MTF or end user customers, as the case may be and (B) those obligations which otherwise survive termination of this Agreement in accordance with their terms.

6.3	Non-Compliance With FDA Regulations

MTF may terminate this Agreement at any time upon 30 days’ prior written notice to Osteotech if the FDA has made the determination (after any good faith appeal of such determination by Osteotech) described in Section 1.1(i) to the extent such provisions are applicable to Osteotech. Osteotech may terminate this Agreement at any time upon 30 days’ prior written notice to MTF if the FDA has made the determination (after any good faith appeal of such determination by MTF) described in Section 1.1(i) to the extent such provisions are applicable to MTF.

6.4	Termination of MTF-ARC Agreement

If the MTF-ARC Agreement is terminated at any time prior to the Closing of the acquisition of ARC’s issuing banking assets by MTF thereunder, this Agreement shall automatically terminate effective upon such termination of the MTF-ARC Agreement. MTF shall notify Osteotech of either (i) the occurrence of the Closing or (ii) the termination of the MTF-ARC Agreement, as promptly as practicable following the occurrence of such event.

7.	INSURANCE
(a)

Osteotech Insurance. Osteotech shall secure and maintain in force reasonable and adequate insurance coverage for Osteotech’s Tissue Processing and Distribution activities, provided such coverage is available at reasonable prices and terms. Osteotech has previously delivered to MTF certificates of insurance.

(b)

MTF Insurance. MTF shall secure and maintain in force reasonable and adequate insurance coverage of its Tissue recovery and distribution activities pursuant to this Agreement, provided such coverage is available at reasonable prices and terms. MTF has previously delivered to Osteotech certificates of insurance.

(c)

Subcontractor and Assignee Insurance. Osteotech shall require each subcontractor or assignee who Processes or Distributes Tissue (if any are permitted by MTF) to procure and maintain insurance of the types and amounts required of Osteotech. In addition, once approved by MTF, the subcontractor or assignees shall sign the indemnity agreement as it appears in Section 2.6(a) in favor of MTF. If there is any assignment to a majority owned subsidiary of Osteotech as provided in Section 9, that subsidiary shall meet each requirement of this Section 7.

8.	FORCE MAJEURE

Neither party shall be responsible to the other for nonperformance or delayed performance of the terms and conditions hereof due to acts of God, acts of government, wars, terrorism, riots, major accidents involving lines of transportation, fuel or material shortages, or other causes (except strikes), in the nature of force majeure which is beyond the affected party’s control. Notwithstanding such force majeure event, to the extent Osteotech is unable to perform Processing of MTF’s Tissue due to a force majeure event for more than 20 successive days or 30 days in the aggregate during any 12-month period, Osteotech may arrange, with MTF’s approval, or in the alternative, MTF may arrange, for MTF’s Base Tissue Products to be processed by another processor (which may be MTF) within 30 days of such event. In no event shall MTF have the right to cause any Proprietary Product to be processed by any other processor. Once notice is given that the force majeure event has ended all Base Tissue Products Processing which is being performed by any other processor as a result of such force majeure event shall promptly revert back to Osteotech for Processing; provided that, MTF may require Osteotech to reimburse MTF for the difference between the Processing Fees, shipping and packaging costs that would have been payable by MTF to Osteotech under the Agreement for Tissue processed by such other processor and the actual costs incurred by MTF to obtain substantially similar services from an alternate processor, provided further that Osteotech shall in no event be responsible to pay to MTF an amount which is in excess of 20% of such fees and costs in the aggregate that would have otherwise been payable to Osteotech by MTF.

9.	BINDING AGREEMENT; ASSIGNMENT
(a)

As of the Effective Date, each of Biocon and MTF represents, warrants and covenants (i) that this Agreement does not violate any law, rule or regulation applicable to it, nor does it conflict with or cause a breach of or default under any other agreement to which either of them or any other organization, entity or person which they control, are controlled by, or are under common control with, either through ownership, common management, contract or otherwise (any such organization, entity or person being an “Affiliate” for purposes of this Agreement) is a party or is bound; (ii) that neither of them or any of their Affiliates will enter into any agreement which would conflict with or interfere with MTF’s ability to comply with its obligations under this Agreement; and (iii) that this Agreement has been duly authorized by all necessary actions and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms. Each of Biocon and MTF agrees that all of MTF’s obligations under this Agreement are and will be binding upon Biocon and MTF and all existing and future Affiliates of either of them and that each party whose signature to this Agreement is required to make such obligation binding on all such Affiliates has in fact executed this Agreement.

(b)

As of the Effective Date, Osteotech represents, warrants and covenants (i) that this Agreement does not violate any law, rule or regulation applicable to it, nor does it conflict with or cause a breach of or default under any other agreement to which it or any of its Affiliates is a party or is bound; (ii) that neither it nor any of its Affiliates will enter into any agreement which would conflict with or interfere with Osteotech’s ability to comply with its obligations under this Agreement; and (iii) that this Agreement has been duly authorized by all necessary actions and constitute its legal, valid and binding obligation enforceable against it in accordance with its terms. Osteotech agrees that all of Osteotech’s obligations under this Agreement are and will be binding upon all existing and future Affiliates of Osteotech and that each party whose signature to this Agreement is required to make such obligation binding on all such Affiliates has in fact executed this Agreement.

(c)

Each of Biocon and MTF, on the one hand, and Osteotech, on the other hand, represents, warrants and covenants that it is not a party to any agreement, or subject to any obligation or other duty, that would materially conflict with or interfere with MTF’s or Osteotech’s respective ability to comply with its obligations under this Agreement.

(d)

Except as otherwise expressly herein provided, this Agreement may not be assigned in whole or in part without the prior written consent of the other party, provided that either party may assign its rights under this Agreement to any majority-owned subsidiary of such party without the consent of the other party, provided that such subsidiary agrees in writing to be bound by the terms and conditions of this Agreement. In the event of any such assignment, the party making such assignment shall not be relieved of its obligations under this Agreement unless otherwise agreed to in a writing executed by the other party.

10.	NAME, EMBLEM, PACKAGING, TECHNOLOGY AND TRADEMARK
(a)

Without the prior written consent of MTF, Osteotech shall have no right to use the trademark or emblem of MTF in connection with its Processing activities or to use the name of MTF for commercial purposes. However, Osteotech may disclose MTF’s name as may be required by law or government regulation.

(b)

Except as required by law or government regulations, MTF shall not have the right to use any trademark or emblem of Osteotech, including the name Osteotech, without the prior written consent of Osteotech.

	(c)	(i) Nothing in this Agreement shall be interpreted to convey to MTF any trademark, patent or proprietary technology owned by Osteotech;

(ii) Nothing in this Agreement shall be interpreted to convey to Osteotech any trademark, patent, or proprietary technology owned by MTF.

(d)

MTF recognizes that Osteotech performs processing services for other clients in addition to MTF, and therefore agrees that unless specifically developed or customized for MTF or as otherwise provided herein, all packaging and technology used by Osteotech to perform processing services will also be used to perform such services for Osteotech’s other clients.

(e)

MTF recognizes that Osteotech processes proprietary forms of tissue and agrees that if it were to distribute these tissues it will do so only under the trademark, packaging, labels and emblems developed and provided by Osteotech.

	(f)	MTF shall not advertise or otherwise promote Osteotech Proprietary Products or processes without Osteotech’s prior review and written approval of all such programs and related material.
11.	NOTICES

All notices and other communications provided for hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, telecopied, with a copy sent promptly thereafter by U.S. mail, or delivered by hand or overnight delivery, as follows.

If to MTF:	Chief Executive Officer

Musculoskeletal Transplant Foundation, Inc.

125 May Street

Edison, NJ 08837

Telephone No. (732) 661-0202

Telecopy No. (732) 661-2297

If to Osteotech :	Chief Executive Officer

Osteotech, Inc.

51 James Way

Eatontown, New Jersey 07724

Telephone No. (908) 542-2800

Telecopy No. (908) 935-0626

or such other person or address as either party may designate by written notice to the other party complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (i) if mailed by certified or registered mail, when received as indicated by the return receipt, (ii) if telecopied, when transmitted, as indicated by the facsimile transmission report, provided same is on a business day in the U.S. (excludes weekends and federal holidays) and, if not, on the next business day, or (iii) if delivered, upon delivery, provided same is on a business day and, if not, on the next business day.

12.	ENTIRE AGREEMENT

This Agreement sets forth the entire Agreement between the parties. Any prior agreements, promises, negotiations, or representations, either oral or written, relating to the subject matter of this Agreement not expressly set forth in this Agreement are of no force or effect.

13.	MODIFICATION

This Agreement, or any part or section of it, may not be amended or modified except by the written consent of both parties of the Agreement.

14.	APPLICABLE LAW

This Agreement shall be construed in accordance with the laws of the State of New Jersey.

15.	WAIVER

Waiver or breach of any provision of this Agreement shall not be deemed a waiver of any other breach of the same or a different provision of this Agreement.

16.	INDEPENDENT CONTRACTOR

Osteotech is providing its services hereunder as an independent contractor. Nothing herein shall create any affiliation, partnership or joint venture between the parties hereto, or any employer/employee relationship.

17.	SEVERABILITY

The provisions of this Agreement shall be severable, and if a court of competent jurisdiction holds any provisions of this Agreement to be in violation of any applicable law, the remaining provisions shall nevertheless remain in full force and effect.

18.	SUCCESSORS

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Processing Agreement to be executed by their duly authorized officers as of the date first written above.

MUSCULOSKELETAL TRANSPLANT FOUNDATION, INC.
By:
Bruce Stroever President and Chief Executive Officer

BIOCON, INC.
By:
Bruce Stroever President

OSTEOTECH, INC.
By:
Richard W. Bauer Chief Executive Officer

EXHIBIT 1

YIELD CALCULATION METHODOLOGY

The Agreement requires that at the end of each calendar quarter, the Actual Yield in that quarter be determined, and compared to the Minimum Yield. In the event that the Actual Yield is below the Minimum Yield, MTF may elect to reduce the Minimum Donor Requirement in the following quarter by a percentage equal to the percentage shortfall in yield. If the Actual Yield meets or exceeds the Minimum Yield, the Minimum Donor Requirement remains in place.

This Exhibit 1 confirms and formalizes the process that MTF and Osteotech will use for determining the Actual Yield, compare it to Minimum Yield and make adjustments (if any) to the Minimum Donor Requirement.

***

The Actual Yield and the Minimum Donor Requirement will be calculated as per the following method;

***

***

_________________________

***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

EXHIBIT 2.8

SPECIALTY PRODUCTS

***

_________________________

***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

EXHIBIT 2.10

MTF STICKER FOR ARC LABELED TISSUE

For Information or Reorder
Contact MTF
1-800-433-6576

EXHIBIT 3.1

PROCESSING FEES

(Subject to Conditions Below)

MTF shall pay to Osteotech the Processing Fee described in the following subsections of this Exhibit 3.1:

1.

MTF shall pay to Osteotech the amount of***(as it shall be modified pursuant to the following clause 2, the “Processing Fee”) for Processing of the MTF Tissue of each Donor from which MTF Tissue is Processed pursuant to this Agreement on or prior to December 31, 2005;

2.	***
3.

Osteotech shall deliver to MTF written notice no less than 90 days prior to the effectiveness of any change in the Processing Fee for Processing of MTF Tissue. Each such notice shall state the new annual Processing Fee and the effective date thereof.

_________________________

***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

EXHIBIT 3.2

SUGGESTED END USER PRICES

(Subject to Conditions Below)

Detailed below are the Suggested End User Prices for the Proprietary Products:

***

Osteotech shall deliver to MTF written notice no less than 90 days prior to the effectiveness of any change in Suggested End User Prices stating the new Suggested End User Prices and the effective date thereof.

_________________________

***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

Without limiting the foregoing, Osteotech may amend and/or supplement, from time to time, the listing of Proprietary Products and Suggested End User Prices to the extent that a New Proprietary Product will be included therein pursuant to the provisions under Section 2.8 of the Agreement.

EXHIBIT 3.5

23

_________________________

***Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.